================================================================================
                                                                     EXHIBIT 2.2








                              PURCHASE AGREEMENT

                                by and between

                                    ZD INC.

                                      and

                            WP EDUCATION HOLDINGS LLC

                          Dated as of November 17, 1999

================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

ARTICLE I DEFINITIONS.......................................................1
---------

   SECTION 1.1 Definitions..................................................1

ARTICLE II SALE AND PURCHASE OF ASSETS AND SHARES...........................4
----------

   SECTION 2.1 Sale and Purchase of Assets..................................4
   SECTION 2.2 Sale and Purchase of Shares..................................5
   SECTION 2.3 Excluded Assets..............................................5
   SECTION 2.4 Assumption of Liabilities; Excluded Liabilities..............7
   SECTION 2.5 Purchase Price...............................................8
   SECTION 2.6 Payment of Purchase Price....................................8
   SECTION 2.7 The Closing..................................................8
   SECTION 2.8 Post-Closing Purchase Price Adjustment.......................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.......................12
-----------

   SECTION 3.1 Organization and Good Standing..............................12
   SECTION 3.2 Capitalization..............................................12
   SECTION 3.3 Corporate Authority.........................................13
   SECTION 3.4 Consents and Approvals......................................13
   SECTION 3.5 No Violations...............................................13
   SECTION 3.6 Financial Statements........................................14
   SECTION 3.7 Absence of Certain Changes and Events.......................14
   SECTION 3.8 Litigation; Orders..........................................15
   SECTION 3.9 Taxes.......................................................15
   SECTION 3.10 Employee Benefits; ERISA...................................16
   SECTION 3.11 Employees; Labor Matters...................................17
   SECTION 3.12 Compliance with Laws; Governmental Authorizations..........18
   SECTION 3.13 Real Property..............................................18
   SECTION 3.14 Contracts, Leases and Agreements; No Default...............19
   SECTION 3.15 Environmental Matters......................................20
   SECTION 3.16 Insurance..................................................21
   SECTION 3.17 Brokers and Finders........................................22
   SECTION 3.18 No Undisclosed Liabilities.................................22
   SECTION 3.19 Intellectual Property......................................22
   SECTION 3.20 Transferred Assets.........................................24
   SECTION 3.21 Year 2000 Compliance.......................................24
   SECTION 3.22 Intercompany Transactions..................................25
   SECTION 3.23 No Other Representations or Warranties.....................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.........................25
----------

   SECTION 4.1 Organization and Good Standing..............................25
   SECTION 4.2 Limited Liability Company Authority.........................25
   SECTION 4.3 Consents and Approvals; No Violations.......................26
   SECTION 4.4 Securities Act..............................................26
   SECTION 4.5 Brokers and Finders.........................................26
   SECTION 4.6 Financing...................................................27
   SECTION 4.7 Litigation..................................................27
   SECTION 4.8 No Other Representations or Warranties......................27

ARTICLE V COVENANTS........................................................27
---------

   SECTION 5.1 Conduct of Business.........................................27
   SECTION 5.2 Access; Confidentiality.....................................28
   SECTION 5.3 Required Consents and Approvals.............................30
   SECTION 5.4 Reasonable Best Efforts.....................................30
   SECTION 5.5 Publicity...................................................30
   SECTION 5.6 Expenses....................................................31
   SECTION 5.7 ZDMI Non-Solicitation.......................................31
   SECTION 5.8 Employees...................................................31
   SECTION 5.9 Intercompany Liabilities and Debt...........................33
   SECTION 5.10 Intercompany Programs......................................33
   SECTION 5.11 Retention of Records.......................................34
   SECTION 5.12 Seller's Trademarks........................................34
   SECTION 5.13 Tax Matters................................................36
   SECTION 5.14 Further Assurances.........................................37
   SECTION 5.15 Non-Assignable Agreements..................................37
   SECTION 5.16 Insurance..................................................38

ARTICLE VI CONDITIONS TO CLOSING...........................................39
----------

   SECTION 6.1 Conditions to Obligations of Buyer..........................39
   SECTION 6.2 Conditions to Obligations of Seller.........................40

ARTICLE VII TERMINATION....................................................41
-----------

   SECTION 7.1 Termination.................................................41
   SECTION 7.2 Effect of Termination.......................................42

ARTICLE VIII INDEMNIFICATION; REMEDIES.....................................43
------------

   SECTION 8.1 Survival....................................................43
   SECTION 8.2 Indemnification.............................................43
   SECTION 8.3 Tax Indemnifications by Seller..............................43
   SECTION 8.4 Tax Indemnifications by Buyer...............................46
   SECTION 8.5 No Affiliate Liability......................................48

ARTICLE IX MISCELLANEOUS...................................................48
----------

   SECTION 9.1 Assignments; No Third Party Rights..........................48
   SECTION 9.2 Entire Agreement............................................49
   SECTION 9.3 Amendment or Modification...................................49
   SECTION 9.4 Notices.....................................................49
   SECTION 9.5 Governing Law...............................................50
   SECTION 9.6 Consent to Jurisdiction; Waiver of Jury Trial...............51
   SECTION 9.7 Severability................................................51
   SECTION 9.8 Waiver of Conditions........................................52
   SECTION 9.9 Actions of the Company......................................52
   SECTION 9.10 Descriptive Headings; Construction.........................52
   SECTION 9.11 Counterparts...............................................52
   SECTION 9.12 Knowledge..................................................53
   SECTION 9.13 Materiality................................................53

Schedule 3.2(a)        Capitalization
Schedule 3.2(b)        Liens
Schedule 3.4           Governmental Consents and Approvals
Schedule 3.5(b)        Violations
Schedule 3.5(c)        Third Party Consents
Schedule 3.6           Financial Statements
Schedule 3.7           Absence of Certain Changes and Events
Schedule 3.8(a)        Litigation
Schedule 3.9(a)        Taxes
Schedule 3.10(a)       Employee Benefit Plans
Schedule 3.10(e)       ERISA
Schedule 3.11          Employees
Schedule 3.13(a)       Property
Schedule 3.13(b)       Liens on Property
Schedule 3.14(a)       Applicable Contracts
Schedule 3.14(b)       Enforceability and Compliance under Applicable Contracts
Schedule 3.16          Insurance Policies
Schedule 3.18          Undisclosed Liabilities
Schedule 3.19(a)       Intellectual Property Rights
Schedule 3.19(b)       Intellectual Property: Enforceability and Compliance
Schedule 5.8(a)        Enhanced Severance Benefit Plan
Schedule 5.8(c)(i)     Employees on Leave, Authorized Leave or Military Service
                       Compensation
Schedule 5.8(c)(ii)    Employees on Long-Term Disability
Schedule 5.8(d)        Retention and Special Bonuses
Schedule 5.10          Intercompany Programs
Schedule 5.10(c)(i)    License Agreement with SmartPlanet, Inc.
Schedule 5.10(c)(ii)   License Agreement with ZDNet
Schedule 5.15          Reasonable Efforts to Obtain Consent
Schedule 6.1(b)        Certain Consents Delivered at Closing
Schedule 9.12          Persons Deemed to Have Knowledge

EXHIBIT A                  BILL OF SALE AND ASSIGNMENT

EXHIBIT B                  ASSUMPTION AGREEMENT

EXHIBIT C                  TRADEMARK GUIDELINES

EXHIBIT D                  FINANCING TERM SHEET

                  PURCHASE AGREEMENT, dated as of November 17, 1999 (this "Agreement"), by and between ZD INC., a Delaware corporation ("Seller"), and WP Education Holdings LLC, a limited liability company organized under the laws of the State of Delaware ("Buyer").

                  WHEREAS, Seller, through its ZD Education division (the "Division"), and Ziff-Davis Education Canada, Inc. (the "Company") are engaged in the business of providing integrated IT learning solutions to businesses and organizations (the "Business").

                  WHEREAS, the parties hereby agree that Seller shall sell, transfer and assign to Buyer the assets, properties and rights of the Business, including all of the issued and outstanding shares of capital stock (the "Shares") of the Company, and Buyer shall assume certain liabilities of Seller, in each case upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms are defined in the sections
                 -----------
          indicated.

Defined Term                                              Section
------------                                              -------

"Accounting Expert"                                       Section 2.8(e)
"Action"                                                  Section 3.8(a)
"Adjustment Amount"                                       Section 2.8(h)
"Affiliate"                                               Section 2.3(d)
"Agreement"                                               Recitals
"Ancillary Agreements"                                    Section 3.5
"Annual Financial Statements"                             Section 3.6
"Applicable Contracts"                                    Section 3.7(d)
"Asset Purchase"                                          Section 2.1
"Assumed Liabilities"                                     Section 2.4(a)
"Benefit Plans"                                           Section 3.10(a)
"Bill of Sale"                                            Section 2.7(b)(i)
"Books and Records"                                       Section 2.1(g)
"Business"                                                Recitals
"Business Systems"                                        Section 3.21(a)

"Buyer"                                                   Recitals
"Buyer Affiliate"                                         Section 8.5
"Buyer License"                                           Section 3.19(b)(i)
"Buyer's Plan"                                            Section 5.8(b)
"Closing"                                                 Section 2.7(a)
"Closing Date"                                            Section 2.7(a)
"Closing Statement"                                       Section 2.8(a)
"Code"                                                    Section 3.10(b)
"Company"                                                 Recitals
"Company Benefit Plans"                                   Section 3.10(a)
"Conducted"                                               Section 3.1
"Confidentiality Agreement"                               Section 7.2
"Consideration"                                           Section 5.13(b)
"Content"                                                 Section 2.1(a)
"Continuing Employee"                                     Section 5.8(a)
"Contract"                                                Section 2.1(f)
"Contracts"                                               Section 2.1(f)
"Copyrights"                                              Section 2.1(a)
"Damages"                                                 Section 8.2(a)
"Date Data"                                               Section 3.21(b)
"Division"                                                Recitals
"DOJ"                                                     Section 5.3(b)
"Enforceability Exceptions"                               Section 3.3
"Environmental Claim"                                     Section 3.15(c)(i)
"Environmental Law"                                       Section 3.15(c)(ii)
"ERISA"                                                   Section 3.10(a)
"ERISA Affiliate"                                         Section 3.10(c)
"Excluded Assets"                                         Section 2.3
"Excluded Liabilities"                                    Section 2.4(b)
"Financial Statements"                                    Section 3.6
"FTC"                                                     Section 5.3(b)
"GAAP"                                                    Section 2.8(a)
"Governmental Authorizations"                             Section 3.12(b)
"Governmental Entity"                                     Section 3.4
"Governmental Filings and Approvals"                      Section 6.1(c)
"Governmental Order"                                      Section 6.1(d)
"Hazardous Substance"                                     Section 3.15(c)(iii)
"HSR Act"                                                 Section 2.7(a)
"HSR Filing"                                              Section 3.4
"Intellectual Property"                                   Section 2.1(a)
"International Plan"                                      Section 3.10(g)
"Interim Financial Statements"                            Section 3.6
"IRS"                                                     Section 2.5
"Law"                                                     Section 3.5(d)

"Leased Real Property"                                    Section 3.13(a)
"Lender"                                                  Section 4.6
"Liabilities"                                             Section 3.18
"Liens"                                                   Section 3.2(b)
"Marks"                                                   Section 5.12(b)
"Non-Assignable Rights"                                   Section 5.15
"Order"                                                   Section 3.5(d)
"Pacifica Litigation"                                     Section  2.4(b)(vii)
"Patents"                                                 Section 2.1(a)
"Pension Plan"                                            Section 3.10(b)
"Person"                                                  Section 3.2(c)
"Plans"                                                   Section 3.10(b)
"Purchase Price"                                          Section 2.5
"Pre-Closing Taxes"                                       Section 8.3(c)
"Related to the Business"                                 Section 2.1
"Representatives"                                         Section 7.2
"Review Period"                                           Section 2.8(c)
"Securities Act"                                          Section 4.4
"Seller"                                                  Recitals
"Seller Benefit Plans"                                    Section 3.10(a)
"Seller Group"                                            Section 8.3(a)
"Seller Health Plans"                                     Section 5.8(a)(ii)
"Seller Life Plan"                                        Section 5.8(a)(iii)
"Sept. 30 Balance Sheet"                                  Section 2.8(a)
"Shares"                                                  Recitals
"Software"                                                Section 2.1(a)
"Statement of Objections"                                 Section 2.8(d)
"Stock Purchase"                                          Section 2.2
"Subsidiary"                                              Section 9.1(a)
"Tax"                                                     Section 8.3(b)
"Tax Package"                                             Section 8.4(e)
"Tax Returns"                                             Section 2.3(e)
"Trade Secrets"                                           Section 2.1(a)
"Trademarks"                                              Section 2.1(a)
"Transfer Taxes"                                          Section 5.13(a)
"Transferred Assets"                                      Section 2.1
"Year 2000 Compliance"                                    Section 3.21(c)
"Year 2000 Compliant"                                     Section 3.21(c)
"ZD Mark"                                                 Section 5.12(b)
"ZD Plan"                                                 Section 2.8(a)
"Ziff-Davis Mark"                                         Section 5.12(b)

                                   ARTICLE II
                                   ----------

                     SALE AND PURCHASE OF ASSETS AND SHARES

     SECTION 2.1 Sale and Purchase of Assets. Upon the terms and subject to the
                 ---------------------------
conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, at the Closing, all of Seller's right, title and interest in and to all assets, rights and properties primarily related to, or used or held for use primarily in connection with, the Business immediately prior to the Closing ("Related to the Business"), whether tangible or intangible, real, personal or
  -----------------------
mixed, other than the Excluded Assets (the "Transferred Assets"), including, but
                                            ------------------
not limited to, the following assets, rights and properties of Seller to the extent Related to the Business:

          (a) all intellectual property (the "Intellectual Property") defined as
                                              ---------------------
     any United States, foreign, international and state: patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks,
                                        -------
     and trademark or service mark registrations and applications, trade names, logos, designs and slogans, together with all goodwill related to the foregoing (collectively, "Trademarks"); Internet domain names, copyrights,
                               ----------
     copyright registrations, renewals and applications for copyrights, including without limitation for the Content and the Software (each as defined below in this Section 2.1) (collectively, "Copyrights"); Content;
                                                        ----------
     Software, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets"), rights of publicity, and all license
                     -------------
     agreements and other agreements granting rights relating to any of the foregoing. "Software" means any and all (i) computer programs, including
                 --------
     any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on Internet site(s) and (v) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing. "Content" means any and all information,
                                        -------
     pictures, images, graphics, video, audio, text and any other content or information, in whatever form and on any media;

          (b) all marketing information, marketing research and data and customer and mailing lists, including works in progress;

          (c) all furniture, fixtures, furnishings, machinery, vehicles, computers, equipment, supplies and other tangible personal property located in the Division's headquarters in Rochester, New York or elsewhere;

          (d) all inventory and all raw materials, work in process, finished products, wrapping, supply and packaging items located in the Division's headquarters in Rochester, New York or elsewhere;

          (e) all prepaid expenses, accounts receivable and other current assets as of the Closing Date;

          (f) all contracts, purchase or other orders, leases, licenses, commitments, instruments and other agreements to which Seller is a party (each, a "Contract" and collectively, the "Contracts") and all rights
               --------                         ---------
     thereunder;

          (g) originals or copies of all books, records, ledgers, files, reports, accounts, data, plans and operating records, whether in hard copy, electronic format, magnetic or other media ("Books and Records");
                                                  -----------------
          (h) all promotional and advertising materials, whether existing in print, video, online, magnetic or other media, and all stationery, forms, labels and other materials;

          (i) all licenses, permits, approvals, registrations and similar rights or authorizations obtained from governmental entities;

          (j) all claims, causes of action and other rights of recovery, set off or recoupment (but excluding any recovery (whether by settlement or otherwise) of attorneys' fees and expenses incurred by Seller in connection with the Pacifica Litigation (as defined herein)); and

          (k) all goodwill relating to the Business or any of the foregoing.

The transactions contemplated by this Section 2.1 are sometimes referred to herein as the "Asset Purchase."
               --------------

     SECTION 2.2 Sale and Purchase of Shares. Upon the terms and subject to the
                 ---------------------------
conditions set forth in this Agreement, at the Closing, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, all of the Shares. The transactions contemplated by this Section 2.2 are sometimes referred to herein as the "Stock Purchase."
                  --------------

     SECTION 2.3 Excluded Assets. Notwithstanding anything in this Agreement to
                 ---------------
the contrary, Seller shall retain from and after the Closing all of its direct and indirect right, title and interest in and to, and there shall be excluded from the Asset

Purchase, the Stock Purchase and the Transferred Assets, the following (collectively, the "Excluded Assets"):
                    ---------------

          (a) cash, bank accounts and marketable securities of Seller (other than the Shares);

          (b) all assets of Seller not Related to the Business;

          (c) Seller's rights under all insurance policies, including insurance policies in respect of directors and officers and to all claims against insurance carriers;

          (d) all amounts owed by Seller or any of its Affiliates (other than the Company or the Division) to the Company or the Division, whether or not Related to the Business. For purposes of this Agreement, an "Affiliate" is
                                                                  ---------
     any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or under common control with such Person;

          (e) all returns, reports, notices, forms, declarations, claims for refund, estimates, elections, information statements or other documents relating to any Tax, including any schedule or attachment thereto, and any amendment thereof ("Tax Returns") so long as copies of such Tax Returns
                         -----------
     insofar as they relate exclusively to the Company are included in the Transferred Assets;

          (f) all Books and Records Related to the Business which Seller is required by law to retain, so long as copies of such Books and Records are included in the Transferred Assets;

          (g) subject to Sections 5.10(c) and 5.12 below, all rights to the names "Ziff-Davis," "Ziff," "ZD," any derivation or other variation of such terms whether or not Related to the Business and all other trademarks and trade names, service marks, trade dress, domain names or logos of Seller or any of its Affiliates that are not Related to the Business;

          (h) all assets sold or otherwise disposed of by Seller or any of its Affiliates in the ordinary course of business prior to the Closing Date;

          (i) all rights, claims, credits, causes of action or rights of set-off against third parties pertaining to the Excluded Assets; and

          (j) subject to Sections 5.15 and 6.1, Seller's rights under any Contract Related to the Business for which consent to assignment is required and has not been obtained as of the Closing Date.

     SECTION 2.4 Assumption of Liabilities; Excluded Liabilities.
                 -----------------------------------------------

          (a) Upon the terms and subject to the conditions set forth herein, at the Closing, Buyer agrees to assume and become solely responsible for all debts, liabilities or obligations whatsoever of Seller or any of its Affiliates that arise out of or relate to the ownership of the Transferred Assets or the operation of the Business, whether arising before or after the Closing and whether known or unknown, disclosed or undisclosed, mature or unmatured, accrued, absolute, contingent or otherwise, including the following (such debts, liabilities and obligations to be assumed, the "Assumed Liabilities"):
      ------- -----------

               (i) except as provided in Section 2.4(b)(vi), all liabilities and obligations of Seller under the Contracts;

               (ii) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations that arise out of or relate to the ownership of the Transferred Assets or the operation of the Business, at law, in equity or otherwise (but excluding the Pacifica Litigation);

               (iii) all employee benefit, compensation, retention and severance liabilities and other similar liabilities associated with employees of the Division (it being expressly understood and agreed that the retention and special bonuses set forth in Schedule 5.8(d) of the Disclosure Schedule, to the extent paid, and the contribution to the ZD Plan contemplated in Section 5.8(b), shall be accrued as liabilities on the Closing Statement).

          (b) It is understood and agreed by the parties hereto that the Assumed Liabilities shall not include liabilities of Seller or the Business other than those set forth in clause (a) above, whether known or unknown, disclosed or undisclosed, mature or unmatured, accrued, absolute, contingent or otherwise, and shall also not include the following (all such excluded liabilities, the "Excluded Liabilities"):
                                --------------------

               (i) any liabilities and obligations to the extent arising out of the Excluded Assets;

               (ii) any liabilities of the Company (since these liabilities will continue to be owed by the Company rather than Buyer);

               (iii) except as provided with respect to Transfer Taxes in
          Section 5.13(a) hereof, expenses incurred by Seller in connection with the sale of the Transferred Assets;

               (iv) any intercompany liabilities owed by the Division to Seller or any of its Affiliates (other than the Company or the Division) that arise prior to the Closing and any debt for borrowed money owed by the Division to third parties;

               (v) any obligations for borrowed money;

               (vi) any liabilities or obligations under any agreement that is not a Contract, or any agreement that is not effectively assigned to Buyer; and

               (vi) all liabilities and obligations with respect to the litigation referred to in Schedule 3.8 of the Disclosure Schedule (the "Pacifica Litigation").
           -------------------

     SECTION 2.5 Purchase Price. The purchase price for the Transferred Assets
                 --------------
and the Shares shall be One Hundred Seventy-Two Million Dollars and Zero Cents ($172,000,000) (the "Purchase Price") plus or minus the Adjustment Amount. The
                     --------------
Purchase Price shall be paid in accordance with Section 2.6 hereof. The Purchase Price shall be allocated among the Transferred Assets and the Shares in accordance with Section 5.13(b) below. Each party shall use this allocation in all tax and governmental filings, except as otherwise required by a tax or governmental authority in connection with an audit or by a court decision. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service (the "IRS"), Buyer and Seller will
                                              ---
disclose such reports to the other prior to filing with the IRS.

     SECTION 2.6 Payment of Purchase Price. At the Closing, Buyer agrees to pay
                 -------------------------
to Seller the Purchase Price in cash by wire transfer of immediately available funds to the account designated by Seller.

     SECTION 2.7 The Closing.
                 -----------

          (a) The closing of the Asset Purchase and the Stock Purchase (collectively, the "Closing") shall take place at the offices of Seller at
                         -------
     9:30 a.m. local time on the first business day following the first date on which (i) all waiting periods applicable to the Asset Purchase or the Stock Purchase under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated and (ii) all
                   -------
     the other conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, or at such other time, place and date as Buyer and Seller may mutually agree; provided, however, that if the Closing would
                                --------  -------
     otherwise occur prior to January 18, 2000, then the Closing shall occur on January 18, 2000. The date on which the Closing occurs is referred to as the "Closing Date."
          ------------

          (b) At the Closing, Seller shall deliver to Buyer:

               (i) a duly executed bill of sale and assignment in the form attached hereto as Exhibit A (the "Bill of Sale");
                             ---------       ------------

               (ii) the ancillary documents referred to in Section 6.1(h);

               (iii) assignments of all the Intellectual Property;

               (iv) executed copies of the consents referred to on Schedule 6.1(b) of the Disclosure Schedule;

               (v) all of the Books and Records;

               (vi) the officer's certificate referred to in Sections 6.1(a) hereof;

               (vii) the Shares in the form provided in Section 6.1(e);

               (viii) the opinion of counsel referred to in Section 6.1(f); and

               (ix) such other documents and certificates as are required to be delivered by Seller to Buyer pursuant to this Agreement.

          (c) At the Closing, Buyer shall deliver (unless previously delivered):

               (i) the Purchase Price;

               (ii) the Assumption Agreement in substantially the form of Exhibit B attached hereto duly executed by Buyer;
          ---------

               (iii) the Bill of Sale, duly executed by Buyer;

               (iv) the certificate referred to in Sections 6.2(a) and (b);

               (v) such other documents as are required to be delivered by Buyer to Seller pursuant to this Agreement; and

               (vi) the opinion of counsel referred to in Section 6.2(f).

     SECTION 2.8 Post-Closing Purchase Price Adjustment.
                 --------------------------------------

     (a) Preparation of Closing Statement. As soon as practicable, but in no
         --------------------------------
event later than 45 days after the Closing Date, Buyer shall prepare and deliver to Seller the Closing Statement. For purposes of this Agreement, "Closing
                                                                  -------
Statement" shall mean the statement setting forth the net assets of the Division
---------
and the Company which for purposes of this Agreement shall mean the excess of assets over liabilities as of the Closing Date. Net assets shall be determined in accordance with generally accepted United States accounting principles ("GAAP") applied on a basis consistent with the basis on which the unaudited
  ----
consolidated balance sheet of the Division and the Company as of September 30, 1999 referred to in Section 3.6 (the "Sept. 30 Balance Sheet") was prepared,
                                      ----------------------
except as otherwise provided below. For purposes of calculating net assets, "assets" in the Sept. 30 Balance Sheet and the Closing Statement shall not include any Excluded Assets, and "liabilities" shall include only those liabilities that are Assumed Liabilities or liabilities of the Company and shall not include any liabilities that this agreement expressly provides shall be retained or discharged (or indemnified against) by Seller. In addition, for purposes of calculating liabilities for the Closing Statement only, the following shall be accrued as liabilities: (i) liabilities relating to retention and special bonuses set forth in Schedule 5.8(d) of the Disclosure Schedule, but only to the extent those amounts are actually paid and (ii) the discretionary contributions to be made under the Ziff-Davis Retirement & Savings Plan (the "ZD
                                                                              --
Plan") as contemplated in the last sentence of Section 5.8(b) hereof.
----

     (b) Access to Buyer. Upon reasonable notice to Seller, Seller shall provide
         ---------------
Buyer full access at all reasonable times to such historical financial information (to the extent still in Seller's possession) relating to the Division and the Company as Buyer shall reasonably request to prepare and deliver the Closing Statement in accordance with Section 2.8(a) and to respond to any Statement of Objections.

     (c) Examination by Seller. Upon receipt of the Closing Statement, Seller
         ---------------------
shall have 45 days (the "Review Period") to review such Closing Statement and
                         -------------
related computation of net assets. During the Review Period Buyer shall give Seller full access at all reasonable times to the books, records, premises and facilities and other materials of the Division and the Company and the personnel of, and work papers prepared by or for Buyer or in Buyer's possession to the extent that they relate to the Division or the Company for the purpose of reviewing such Closing Statement and the related computation of net assets.

     (d) Objection by Seller. On or prior to the last day of the Review Period,
         -------------------
Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth in reasonable detail Seller's objections to the Closing Statement and/or the computation of net assets (the "Statement of Objections").
                                                     -----------------------
If Seller fails to deliver a Statement of Objections within the Review Period, the Closing Statement and computation of net assets shall be deemed to have been accepted by Seller and shall be final and binding on the parties and the net assets reflected in the Closing Statement shall be used in computing the Adjustment Amount described in Section 2.8(h) below. If Seller delivers a Statement of Objections within the Review Period, Seller and Buyer shall negotiate in good faith to resolve such objections, and any objections that are resolved by a written agreement between Buyer and Seller shall be final and binding on the parties for purposes of the Closing Statement.

     (e) Resolution of Disputes. If Seller and Buyer fail to reach an agreement
         ----------------------
with respect to all of the matters set forth in a Statement of Objections, then the matters still in dispute shall, not later than 10 business days after the earlier of the end of the Review Period or the first date on which one of the parties affirmatively terminates discussions in writing with respect to the Statement of Objections, be submitted for resolution to the New York office of one of the five largest United States independent certified public accountants that has no material business relationships with Buyer or Seller, as selected by Buyer and Seller jointly (the "Accounting Expert") who, acting as an expert and
                               -----------------
not as an arbitrator, shall resolve the matters still in dispute and adjust the Closing Statement and the net assets to reflect such resolution. The Accounting Expert's resolution of the matters in dispute shall be final and binding on the parties. The Accounting Expert shall make a determination as soon as practicable and in any event within 30 days (or such other time as the parties hereto shall agree in writing) after its engagement. The parties hereto agree that all adjustments shall be made without regard to materiality.

          (f) Fees and Expenses of the Accounting Expert. The fees and expenses
              ------------------------------------------
     of the Accounting Expert shall be divided equally between Seller and Buyer.

          (g) Access to Supporting Documentation. Seller and Buyer shall each
              ----------------------------------
     make readily available to the Accounting Expert all relevant work papers and books and records relating to the Business, the Closing Statement and the computation of the net assets.

          (h) Payment of Adjustment Amount. Within two business days after the
              ----------------------------
     Closing Statement and the computation of the net assets become final and binding, (i) if the net assets shown on the Closing Statement is less than the net assets shown on the Sept. 30 Balance Sheet, the Purchase Price shall be decreased on a dollar-for-dollar basis by the amount by which net assets on the Sept. 30 Balance Sheet exceeds the net assets shown on the Closing Statement, (ii) if the net assets shown on the Closing Statement is greater than the net assets shown on the Sept. 30 Balance Sheet, the Purchase Price shall be increased on a dollar-for-dollar basis by the amount by which net assets on the Sept. 30 Balance Sheet is less the net assets shown on the Closing Statement (the increase or decrease in Purchase Price each being an "Adjustment Amount") and (iii) Seller shall pay to
                          -----------------
     Buyer (in the case of clause (i)) or Buyer shall pay to Seller (in the case of clause (ii)), as the case may be, the Adjustment Amount, together with interest thereon at a rate equal to the rate announced from time to time by The Bank of New York as its base rate during the period from the Closing Date to the date of the adjustment payment required by this Section 2.8(h) calculated on the basis of a 365-day year and the actual number of days elapsed. Any such payment shall be made by wire transfer of immediately available funds to a bank account or accounts as shall be designated in writing by the recipient no later than one business day prior to the payment date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

           Seller hereby represents and warrants to Buyer as follows:

     SECTION 3.1 Organization and Good Standing. Each of Seller and the Company
                 ------------------------------
is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its businesses and to own or use its assets as currently conducted or as contemplated to be conducted ("Conducted"), owned and used. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except for any failures to be so licensed, qualified or in such good standing that, individually or in the aggregate, are not material.

     SECTION 3.2 Capitalization.
                 --------------

          (a) The authorized, issued and outstanding capital stock of, or other equity interest in, the Company as of the date of this Agreement is set forth in Schedule 3.2(a) of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of, or other equity interests in, the Company have been duly authorized and are validly issued, fully paid and nonassessable.

          (b) Except as set forth in Schedule 3.2(b) of the Disclosure Schedule, Seller is, and on the Closing Date will be, the sole record and beneficial owner of the Shares, free and clear of all liens, mortgages, security interests, charges, pledges, claims, options, voting trusts, restrictions or other encumbrances (collectively, "Liens"). At the Closing, Buyer will
                                           -----
     obtain good and marketable title to the Shares, free and clear of all Liens.

          (c ) There are no shares of capital stock of, or other equity interests in, the Company reserved for issuance or subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities, phantom stock, participation interests, SARs or any other agreements or other instruments in effect giving any Person the right to acquire from Seller or any of its Affiliates any shares of capital stock of, or other equity interests in, the Company. "Person" means any individual, corporation (including any non-profit
      ------
     corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature. The Company owns no equity interests in any other Person.

     SECTION 3.3 Corporate Authority. Seller has the corporate power and
                 -------------------
authority, and has taken all corporate action necessary, to authorize, execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements (as defined below). This Agreement and the Ancillary Agreements and the transactions contemplated hereby have been duly authorized, executed and delivered by Seller and constitutes valid and legally binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (collectively, the "Enforceability
                                                            --------------
Exceptions").
----------

     SECTION 3.4 Consents and Approvals. Except for the notification and report
                 ----------------------
form required to be filed under the HSR Act (such filing, the "HSR Filing") and
                                                               ----------
except as set forth in Schedule 3.4 of the Disclosure Schedule, no notices, reports, registrations or other filings are required to be made or delivered by Seller with, nor are any consents, approvals or authorizations required to be obtained by Seller from, any court or other governmental, administrative or regulatory authority in the United States or elsewhere (each, a "Governmental
                                                                 ------------
Entity"), in connection with the execution, delivery or the performance of this
------
Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby by Seller, except for any such matters the failure of which to make or obtain, individually or in the aggregate, are not material.

     SECTION 3.5 No Violations. The execution, delivery and performance of this
                 -------------
Agreement and any agreement required to be delivered in connection herewith and the licenses contemplated by Section 5.10(c) (the "Ancillary Agreements") by
                                                   --------------------
Seller and of the transactions contemplated hereby or thereby will not:

          (a) violate or contravene any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of Seller or the Company;

          (b) violate, conflict with, or constitute or result in a default, acceleration or creation of a Lien under, or a termination of (in each case with or without notice or lapse of time or both), or result in the loss of any benefit under, any provision of any Contract to which Seller or the Company is a party or by which any of their respective assets are bound, in each case other than (i) as set forth in Schedule 3.5(b) of the Disclosure Schedule and (ii) for any such matters that, individually or in the aggregate, are not material;

          (c) require Seller or the Company to obtain the consent, waiver, authorization or approval of any Person under any Contract to which Seller or the Company is a party or by which any of their respective assets are bound, in each case other than (i) as set forth in Schedule 3.5(c) of the Disclosure Schedule or (ii) for any such matters that, individually or in the aggregate, are not material; or

          (d) violate, contravene or conflict with any statute, law, rule or regulation (each, a "Law"), or any award, judgment, decree, or other order
                          ---
     (each, an "Order"), of any Governmental Entity having jurisdiction over
                -----
     Seller or the Company or any of their assets.

     SECTION 3.6 Financial Statements. Schedule 3.6 of the Disclosure Schedule
                 --------------------
contains (i) unaudited consolidated pro-forma balance sheets of the Division and the Company as of December 31, 1997 and 1998, and the related unaudited consolidated pro-forma statements of operations for each of the years then ended (collectively, the "Annual Financial Statements") and (ii) an unaudited
                    ---------------------------
consolidated balance sheet of the Division and the Company as of September 30, 1999 and the related unaudited consolidated pro-forma statement of operations for the nine months then ended (collectively, the "Interim Financial
                                                   -----------------
Statements," and, together with the Annual Financial Statements, the "Financial
----------                                                            ---------
Statements"). The Financial Statements have been prepared based on the books and
----------
records of Seller in accordance with GAAP consistently applied throughout the periods covered by such statements and fairly present the financial condition and the results of operations of the Division and the Company as of the respective dates and for the periods then ended, as applicable, subject to (i) in the case of the Interim Financial Statements, normal year-end adjustments that are not expected to be material in amount or effect, (ii) the absence of the level of detail and full financial footnotes that would be required in regular financial statements, (iii) the absence of line items below earnings before interest and taxes in the unaudited consolidated pro forma statements of operations, (iv) the exclusion of operations Related to the Business that have been sold by Seller prior to the date hereof and (v) the pro forma adjustments described therein.

     SECTION 3.7 Absence of Certain Changes and Events. Except as set forth in
Schedule 3.7 of the Disclosure Schedule, since September 30, 1999:

          (a) there has not been any material adverse change in the business, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of the Division and the Company taken as a whole;

          (b) each of Seller (but solely with respect to the Division) and the Company has Conducted its business only in the ordinary course of business, consistent with past practice;

          (c) neither Seller nor the Company has sold, leased or otherwise disposed of, or incurred any Lien on, any material asset of the Business;

          (d) neither Seller nor the Company has settled, compromised, waived, released or assigned any material rights or claims it has under or in respect of any Action or Contract included in the Transferred Assets or to which the Company is a party or by which its assets are bound (collectively, "Applicable Contracts"), tax matter or insurance policy; and
                     --------------------

          (e) there has not been any material change in the accounting practices, methods or principles used by Seller (but solely with respect to the Division) or the Company.

     SECTION 3.8 Litigation; Orders.
                 ------------------

          (a) Except as set forth in Schedule 3.8(a) of the Disclosure Schedule, there are no actions, suits or other legal or administrative proceedings or investigations by or before any Governmental Entity (each, an "Action")
                                                                    ------
     pending or, to the knowledge of Seller, threatened against Seller or the Company or any of their respective assets, other than Actions that, individually or in the aggregate, are not material or not reasonably likely to prohibit, materially restrict or delay the performance of this Agreement or the Ancillary Agreements by Seller or the Company.

          (b) None of Seller, the Company or any of their assets is subject to any Order except for those that, individually or in the aggregate, are not material or not reasonably likely to prohibit, materially restrict or delay the performance of this Agreement or the Ancillary Agreements by Seller or the Company.

     SECTION 3.9 Taxes.
                 -----

          (a) Each of Seller and the Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Law, and all such Tax Returns are or will be true, complete and correct in all material respects. Each of Seller and the Company has paid, or made provision for the payment of, all Taxes that have or are reasonably likely to become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such Taxes, if any, as are listed in Schedule 3.9(a) of the Disclosure Schedule or are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

          (b) The charges, accruals and reserves with respect to Taxes provided in the Financial Statements are adequate (determined in accordance with GAAP) and all Taxes that Seller or the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or other Person.

          (c) There are no Liens on any of the Transferred Assets or the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     SECTION 3.10 Employee Benefits; ERISA.
                  ------------------------

          (a) Seller has delivered or otherwise made available to Buyer a true, complete and correct copy of, and Schedule 3.10(a) of the Disclosure Schedule sets forth a true, complete and correct list of, each profit-sharing, pension, severance pay, thrift, savings, incentive, change of control, employment, retirement, bonus, deferred compensation, group life and health insurance and other employee benefit plan, agreement, arrangement or commitment, including any such plan, agreement, arrangement or commitment or any other plan or program that constitutes an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) that provides benefits for
                                        -----
     or pertains to any Division employee or to which Seller makes contributions on behalf of any Division employee or is otherwise bound in connection with the Division ("Seller Benefit Plans") or (ii) that provides benefits for or
                    --------------------
     pertains to any Company employee or to which the Company makes contributions on behalf of any of its employees or is otherwise bound (all of which are hereinafter referred to as "Company Benefit Plans" and,
                                              ---------------------
     collectively with Seller Benefit Plans, the "Benefit Plans").
                                                  -------------

          (b) All Benefit Plans that are employee benefit plans (the "Plans"), to the extent subject to ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), are in substantial compliance with ERISA and the
                   ----
     Code. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and that is intended to
                                        ------------
     be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred following receipt of such letter that is reasonably likely to cause such letter to be revoked. There is no material pending or, to the knowledge of Seller, threatened litigation relating to the Plans. No action has been taken with respect to any Benefit Plan either to terminate such Benefit Plan or to cause distributions, other than in the ordinary course of business, to participants under such Benefit Plan.

          (c) Neither Seller, the Company nor any entity that is considered one employer with Seller or the Company under Section 4001(b)(1) of ERISA or
     Section 414(b) or (c) of the Code (an "ERISA Affiliate") has maintained, or
                                            ---------------
    made
     or been obligated to make, contributions to any plan subject to Part 3 of Title I or Title IV of ERISA at any time within the last six years.

          (d) All contributions required to be made under the terms of any Benefit Plan have been timely made when due.

          (e) None of Seller or the Company has any commitments or obligations nor made any representations regarding continuation of welfare benefits after termination of employment under any of the Benefit Plans, except as required by Part 6 of Title I of ERISA or similar laws or as set forth in
     Schedule 3.10(e) of the Disclosure Schedule. Except to the extent limited by applicable Law, there are no restrictions on the rights of Seller or the Company to amend or terminate any such Benefit Plan without incurring Liability thereunder.

          (f) None of Seller or the Company has any obligations for retiree health or life benefits. Except to the extent limited by applicable Law, there are no restrictions on the rights of Seller or the Company to amend or terminate any Benefit Plan without incurring Liability thereunder.

          (g) Each Benefit Plan covering non-U.S. employees (an "International
                                                                 -------------
     Plan") has been maintained in substantial compliance with its terms and
     ----
     with the requirements prescribed by any and all applicable Laws (including any special provisions relating to qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The fair market value of the assets of each funded International Plan (or the liability of each funded International Plan funded through insurance) is sufficient to procure or provide for the benefits accrued thereunder through the Closing Date according to the actuarial assumptions and valuations most recently used to determine employer contributions to the International Plan. The Company conforms in all material respects with the provisions of any applicable national law or regulations in relation to staff delegates and workers' committees, and in a more general manner in relation to the representation of the employees within the Company.

     SECTION 3.11 Employees; Labor Matters. Schedule 3.11 of the Disclosure
                  ------------------------
Schedule contains a true, complete and correct list of the name, job title, current compensation, and date of hire of each employee of (a) Seller in the Division and (b) the Company, including each employee on leave of absence or layoff status. Neither Seller nor the Company is a party to, or bound by, any collective bargaining agreement or other labor Contract nor is any such collective bargaining agreement or other labor Contract currently being negotiated, nor, to the knowledge of Seller, are there any activities or proceedings of any labor union or labor organization to organize any employees of Seller in the Division or the Company.

     SECTION 3.12 Compliance with Laws; Governmental Authorizations. Except for
                  -------------------------------------------------
any such matters that, individually or in the aggregate, are not material:

          (a) each of Seller and the Company is in compliance with each Law applicable to it or to its conduct, ownership or operation of the Business and no notice has been received by Seller or the Company alleging a failure to comply with such Laws;

          (b) each of Seller and the Company has all licenses, permits and other approvals or authorizations from Governmental Entities that are necessary to permit it to lawfully conduct and operate the Business in the manner it currently does and to permit it to own and use its assets in the manner in which it currently does ("Governmental Authorizations"); and
                               ---------------------------

          (c) each of Seller and the Company is in full compliance in all material respects with all of the terms and requirements of each of its Governmental Authorizations and no notice has been received by Seller or the Company alleging a failure to comply with such terms and requirements.

     SECTION 3.13 Real Property.
     -------------

          (a) Schedule 3.13(a) of the Disclosure Schedule contains a true, complete and correct list of all leased real property (the "Leased Real
                                                                 -----------
     Property") included in the Transferred Assets or leased by the Company.
     --------
     Seller has delivered or made available to Buyer true, complete and correct copies of the deeds, leases or other instruments by which such real property is leased. Neither Seller nor the Company owns any real property Related to the Business. There is no default under any leases relating to the Leased Real Property by Seller or the Company or, to the knowledge of Seller, by the other parties thereto and, to the knowledge of Seller, no event has occurred which with the giving of notice, lapse of time or both would constitute such a default other than in each such case for any such defaults that, individually or in the aggregate, are not material. Each lease relating to the Leased Real Property is valid, binding and enforceable in accordance with its terms and in full force and effect.

          (b) Each of Seller and the Company hold the leasehold interests in the Leased Real Property free and clear of all Liens except: (i) Liens
                                                      ------
     disclosed in Schedule 3.13(b) of the Disclosure Schedule, (ii) mortgages or security interests shown on the Financial Statements as securing specified Liabilities or obligations, (iii) mortgages or security interests incurred in connection with the purchase of property or assets after September 30, 1999 and disclosed in Schedule 3.13(b) of the Disclosure Schedule (such mortgages and security interests being limited to the property or assets so acquired), (iv) Liens for current Taxes and assessments and other charges by Governmental Entities not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings, and (v) imperfections of title that are not material.

     SECTION 3.14 Contracts, Leases and Agreements; No Default.
                  --------------------------------------------

          (a) Except as set forth in Schedule 3.14(a) of the Disclosure Schedule, there are no Applicable Contracts:

               (i) evidencing indebtedness for borrowed money or pursuant to which Seller or the Company has guaranteed any obligation of any other Person;

               (ii) prohibiting or limiting the ability of Seller or the Company to engage in any line of business, to compete with any Person or to carry on the Business anywhere in the world;

               (iii) requiring the performance of services or delivery of goods or materials by or to Seller or the Company or the lease of personal property by or from any Person for consideration exceeding $100,000 in any one year;

               (iv) regarding the employment or severance arrangements of any employee;

               (v) with directors, officers or employees that are not cancellable by it on notice of not longer than 30 days and without liability, penalty or premium or providing for the payment of any bonus or commission based upon sales or earnings; or

               (vi) that are material to the Business.

     Seller has delivered or made available to Buyer a true, complete and correct copy of each Applicable Contract listed in Schedule 3.14(a) of the Disclosure Schedule.

               (b) Except as set forth in Schedule 3.14(b) of the Disclosure Schedule or for any such matters that, individually or in the aggregate, are not material, with respect to each Applicable Contract listed in
     Schedule 3.14(a) of the Disclosure Schedule:

               (i) such Applicable Contract is a valid, legally binding and enforceable obligation of Seller or the Company party thereto, subject to the Enforceability Exceptions;

               (ii) Seller or the Company that is a party to such Applicable Contract is in substantial compliance with all terms and requirements of such Applicable Contract;

               (iii) to the knowledge of Seller, each other Person that is a party to such Applicable Contract is in substantial compliance with all terms and requirements of such Applicable Contract and

               (iv) to the knowledge of Seller, no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any Person other than Seller or the Company that is a party to such Applicable Contract the right to declare a default, exercise any remedy under, accelerate the maturity or performance of, or terminate such Applicable Contract.

     SECTION 3.15 Environmental Matters.
                  ---------------------

          (a) Except for any such matters that, individually or in the aggregate, are not material: (i) each of Seller (but solely with respect to the Division) and the Company is in compliance with all applicable Environmental Laws; (ii) neither Seller (but solely with respect to the Division) nor the Company has received any written notice from any Governmental Entity, citizens group, employee or otherwise alleging that Seller (but solely with respect to the Division) is in violation of any applicable Environmental Laws; (iii) there is no Environmental Claim pending or, to the knowledge of Seller, threatened against Seller (but solely with respect to the Division) and/or the Company against any person or entity whose liability for any Environmental Claim Seller (but solely with respect to the Division) or the Company has or may have retained or assumed either contractually or by operation of law and (iv) there are no past or present (or to the knowledge of Seller) future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or presence of any Hazardous Substance which could form the basis of any Environmental Claim against Seller (but solely with respect to the Division) or the Company, or to the knowledge of Seller, against any person or entity whose liability for any Environmental Claim Seller (but solely with respect to the Division) or the Company has or may have retained or assumed either contractually or by operation of law.

          (b) This Section 3.15 constitutes the sole representation and warranty of Seller or the Company with respect to any Environmental Law or Hazardous Substance notwithstanding any other representation and warranty in this
     Article III.

          (c)  For the purposes of this Agreement, the term:

               (i) "Environmental Claim" means any claim, action, cause of
                    -------------------
          action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (1) the presence, or release of any Hazardous Substances at any location, whether or not owned or operated by Seller or the Company, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               (ii) "Environmental Law" means any applicable federal, state,
                     -----------------
          local and foreign law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental Entity
          (1) relating to pollution or protection of human health or the environment (including air, water, soil and natural resources) or (2) the manufacture, processing, distribution, use, treatment, storage, transport, handling, release or disposal of Hazardous Substances, and all laws and regulations relating to the record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

               (iii) "Hazardous Substance" means any substance to the extent
                      -------------------
          listed, defined, designated, classified or regulated as hazardous, toxic, radioactive, a pollutant, contaminant or oil under either the National Oil and Hazardous Substances Pollution Contingency Plan (40 C.F.R.ss. 300.5) or any applicable Environmental Law, including petroleum and any derivative or by-product thereof.

     SECTION 3.16 Insurance. Schedule 3.16 of the Disclosure Schedule sets forth
                  ---------
a true, complete and correct list of all insurance policies covering the Division, the Company and any of their assets or employees. The insurance policies listed in Schedule 3.16 of the Disclosure Schedule are (a) in such amounts and ensure against such risks and losses as are consistent with standard industry practice and (b) are sufficient to comply with applicable laws and the requirements of any Applicable Contract. No notice of cancellation or termination of any insurance policy listed in Schedule 3.16 of the Disclosure Schedule has been received with respect to any such policy and each such policy is in full force and effect.

     SECTION 3.17 Brokers and Finders. Except for Morgan Stanley & Co.
                  -------------------
Incorporated, whose fees shall be paid by Seller, no agent, broker, investment banker, intermediary, finder, Person or firm acting on behalf of Seller or the Company will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

     SECTION 3.18 No Undisclosed Liabilities. The Assumed Liabilities do not
                  --------------------------
include, and the Company does not have, any Liabilities except for (a) Liabilities disclosed in Schedule 3.18 of the Disclosure Schedule, (b) Liabilities reflected or adequately reserved against in the Financial Statements, (c) current Liabilities incurred in the ordinary course of business, consistent with past practice and (d) other Liabilities that, individually or in the aggregate, are not material. "Liabilities" means any debts, liabilities,
                                  -----------
commitments or obligations of any kind, character or nature whatsoever, whether known or unknown, accrued, contingent or absolute, due or to become due.

     SECTION 3.19 Intellectual Property.
                  -------------------

          (a) Schedule 3.19(a) of the Disclosure Schedule sets forth, for all Intellectual Property included in the Transferred Assets or owned by the Company, a complete and accurate list of all U.S. and foreign: (i) Patents;
     (ii) Trademark registrations (including Internet domain name registrations) and applications and (iii) Copyright registrations and Copyright applications. Except as set forth on Schedule 3.19(b) of the Disclosure Schedule, Seller or the Company is the sole and exclusive beneficial owner, and, with respect to the United States, record owner (except for U.S. Reg. No. 1631580), of the items on Schedule 3.19(a).

          (b) Except as set forth in Schedule 3.19(b) of the Disclosure Schedule and except in such instances as is not reasonably likely to be material:

               (i) Seller, the Company, or the Division own or have the right to use all Intellectual Property which is used in or necessary for the Business as currently conducted, free and clear of all liens or other encumbrances. The Intellectual Property owned by or licensed to the Company, and included in the Transferred Assets and covered by the arrangements and license agreements contemplated under Sections 5.10 and 5.12 (the "Buyer License") constitutes all of the Intellectual
                         -------------
          Property used in or necessary for the business as currently conducted, including but not limited to all Intellectual Property contained in or necessary to manufacture, use, sell, reproduce, display and, with respect to Intellectual Property owned by Seller or the Company, make derivative works of the products sold by the Business and all product names (other than Seller's trademarks, trade names, service marks, domain names or logos that include the words "Ziff Davis," "Ziff," "ZD" or "Softbank" as described in Section 5.12);

               (ii) all Intellectual Property owned by the Company or included in the Transferred Assets or covered by the Buyer License, has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

               (iii) Seller, the Company or the Division has not received written notice from any third party regarding any actual or potential infringement by Seller with respect to the Business, the Company or the Division of any intellectual property of such third party, and Seller, the Company or the Division has no knowledge of any valid basis for such a claim against Seller, the Company or the Division;

               (iv) Seller, the Company or the Division has not received written notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned by the Company or included in the Transferred Assets or covered by the Buyer License, and Seller, the Company or the Division has no knowledge of any valid basis for such a claim;

               (v) to Seller's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or Seller and included in the Transferred Assets or covered by the Buyer License;

               (vi) neither Seller with respect to the Transferred Assets, nor the Company or the Division have licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the Contracts;

               (vii) Seller, the Company or the Division take reasonable measures to protect the confidentiality of Trade Secrets owned by or licensed to Company, the Division or to Seller and included in the Transferred Assets or covered by the Buyer License;

               (viii) the execution, delivery and performance by Seller, the Company or the Division of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Intellectual Property rights of the Company or the Division, or of the rights of Buyer as the successor owner of the Transferred Assets, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property; and

               (ix) there are no settlement agreements, consents or covenants not to sue concerning any Intellectual Property to which the Company, the Division or Seller is a party (to the extent such Intellectual Property is included in the Transferred Assets).

     SECTION 3.20 Transferred Assets. Seller has, and at the Closing Buyer will
                  ------------------
receive, good and marketable title to all of the Transferred Assets, in each case free and clear of any Lien, except for such Liens that would not materially interfere with the ownership or operation of the Business or the Transferred Assets, taken as a whole, and which will not secure debt as of the Closing Date. All tangible assets constituting Transferred Assets are (i) in good operating condition and repair, ordinary wear and tear excepted and (ii) are suitable for operation of the Business, are fit for their intended purposes and meet all requirements of Law or any Governmental Entity, except for such failures that individually or in the aggregate are not likely to be material. The Transferred Assets together with the other rights conferred to Buyer as contemplated by this Agreement constitute all of the assets, properties and rights necessary for the operation of the Business as conducted and are adequate and sufficient for the operation of the Business as presently conducted.

     SECTION 3.21 Year 2000 Compliance.
                  --------------------

          (a) Except as is not reasonably likely to be material, (i) the products sold by the Business are Year 2000 Compliant; and (ii) all of the internal computer systems of Seller (but solely with respect to the Division) and the Company comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) that are used in the Business, or the operation of the Company or the Division (collectively the "Business Systems"), including but not
                                     ----------------
     limited to accounting systems, are Year 2000 Compliant.

          (b) Except as is not reasonably likely to be material, Seller (but solely with respect to the Division) and the Company have obtained written representations or assurances from each entity that (x) provides data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("Date Data") to Seller (but
                                                   ---------
     solely with respect to the Division) or the Company, (y) processes in any way Date Data for Seller (but solely with respect to the Division) or the Company or (z) otherwise provides any material product or service to Seller with respect to the Business or, the Company or the Division, that all of such entity's Date Data and related hardware, software and embedded technology that are used for, or on behalf of, Seller, the Company or the Division are Year 2000 Compliant. Neither Seller (but solely with respect to the Division) nor the Company is reasonably likely to incur material expenses arising from or relating to the continuing efforts by the Business to achieve Year 2000 compliance or the failure of any of the products sold by the Business, or to the knowledge of Seller or the Company, the Business Systems used by or relied upon by the Business to be Year 2000 Compliant.

          (c) As used herein, "Year 2000 Compliant" and "Year 2000 Compliance"
                               -------------------       --------------------
     mean for all dates and times, including, without limitation dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date-related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) there is no century ambiguity; (v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year).

     SECTION 3.22 Intercompany Transactions. All arrangements and agreements
                  -------------------------
between the Division and the Company on the one hand, and Seller and its Affiliates (other than the Company or the Division) on the other, are on terms no cheaper to the Division and the Company than arm's length, commercially reasonable transactions and the amounts with respect thereto are representative of amounts charged to the Division and the Company.

     SECTION 3.23 No Other Representations or Warranties. Except for the
                  --------------------------------------
representations and warranties contained in this Article III, neither Seller nor any other Person makes any express or implied representation or warranty on behalf of or with respect to Seller, the Company, the Transferred Assets, the Division or the Business, and Seller hereby disclaims any representation or warranty not contained in this Article III.

                                   ARTICLE IV
                                   ----------
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

     SECTION 4.1 Organization and Good Standing. Buyer is duly organized,
                 ------------------------------
validly existing and in good standing under the laws of its jurisdiction of organization. Buyer has full limited liability company power and authority to conduct its businesses and to own or use its assets as it currently does or as will be Conducted.

     SECTION 4.2 Limited Liability Company Authority. Buyer has the limited
                 -----------------------------------
liability company power and authority, and has taken all limited liability company action necessary, to authorize, execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

          SECTION 4.3 Consents and Approvals; No Violations.
                      -------------------------------------

          (a) Except for the HSR Filing, no notices, reports, registrations or other filings are required to be made by Buyer with, nor are any consents, approvals or authorizations required to be obtained by Buyer from, any Governmental Entity, in connection with the execution, delivery or performance of this Agreement by Buyer, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material.

          (b) The execution, delivery and performance of this Agreement by Buyer will not:

               (i) violate or contravene any provision of the governing documents of Buyer;

               (ii) violate, conflict with, or constitute or result in a default, acceleration or creation of a Lien under, or a termination of (in each case with or without notice, lapse of time or both), any provision, or result in the loss of any benefit under, any Contract to which Buyer is a party or by which any of its assets are bound;

               (iii) require Buyer to obtain the consent, waiver, authorization or approval of, any Person under any Contract to which Buyer is a party or by which any of its assets are bound; or

               (iv) violate, contravene or conflict with any Law or Order of any Governmental Entity having jurisdiction over Buyer or any of its assets.

     SECTION 4.4 Securities Act. Buyer is acquiring the Shares for its own
                 --------------
account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") in any manner that
                                          --------------
would be in violation of the Securities Act. Buyer has not, directly or indirectly, offered the Shares to anyone or solicited any offer to buy the Shares from anyone, so as to bring such offer and sale of the Shares by Buyer within the registration requirements of the Securities Act. Buyer will not sell, convey, transfer or offer for sale any of the Shares except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

     SECTION 4.5 Brokers and Finders. Except for Wasserstein, Perella & Co.,
                 -------------------
Inc., whose fees shall be paid by Buyer, no agent, broker, investment banker, intermediary, finder, Person or firm acting on behalf of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

     SECTION 4.6 Financing. Buyer has received and furnished to Seller true,
                 ---------
complete and accurate copies of a commitment letter from Fleet Boston Financial ("Lender"), pursuant to which Lender has committed, subject to the terms and
  ------
conditions thereof, to provide Buyer with all of the debt financing that Buyer will require in order to satisfy its obligations to fund the Purchase Price.

     SECTION 4.7 Litigation. As of the date hereof, there are no Actions pending
                 ----------
or, to the knowledge of Buyer, threatened against Buyer or any of its assets, other than Actions that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder or not reasonably likely to prohibit or materially restrict or delay the performance of this Agreement by Buyer.

     SECTION 4.8 No Other Representations or Warranties. Except for the
                 --------------------------------------
representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of or with respect to Buyer and Buyer hereby disclaims any representation or warranty not contained in this Article IV.

                                    ARTICLE V
                                    ---------

                                    COVENANTS

     SECTION 5.1 Conduct of Business. Prior to the Closing, except as requested
                 -------------------
or consented to by Buyer in writing, which consent shall not be unreasonably withheld or delayed and except as otherwise expressly contemplated hereby, Seller shall, and agrees to cause the Company to, conduct the Business only in the ordinary course of business consistent with past practice and use their respective commercially reasonable efforts to preserve intact the Business and the relationships of the Division and the Company with their employees, suppliers and others having business relationships with them and Seller shall not (solely with respect to the Division) and Company shall not:

          (a) grant or increase any bonus, salary, severance, termination or other compensation or benefits to any director, officer or employee of the Division or the Company other than in the ordinary course of business consistent with past practice;

          (b) sell, lease or otherwise dispose of, mortgage, pledge or otherwise subject to a Lien, any material Transferred Assets or any assets of the Company other than in the ordinary course of business consistent with past practice;

          (c) acquire or make any material investment in any other Person or assets;

          (d) make or commit to make any capital expenditure in excess of $150,000;

          (e) enter into any Applicable Contract that would have been required to be listed in Schedule 3.14(a) of the Disclosure Schedule if it had been in effect as of the date of this Agreement or terminate, modify in any material respect or waive any material rights under any Applicable Contract listed in such Schedule;

          (f) settle, compromise, waive, release or assign any material claims or rights it has in respect of any material Actions to which it is a party or by which it is bound;

          (g) incur any indebtedness for money borrowed other than indebtedness to Seller or its Affiliates, which shall remain the obligation of Seller and shall not be assumed by Buyer;

          (h) change any of its accounting methods, policies or practices;

          (i) enter into any agreement to do any of the foregoing; and

          (j) settle or compromise any material tax liability or dispute or matter or revoke any tax election.

The preceding sentence notwithstanding, Seller may cause the Company to transfer, by dividend or otherwise, to Seller or any of its Affiliates:

          (a) any cash, bank accounts, certificates of deposit, commercial paper, annuities, treasury notes and bills or other marketable securities other than the Transferred Assets or the Shares; and

          (b) any of the Excluded Assets.

     SECTION 5.2 Access; Confidentiality.
                 -----------------------

          (a) Between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Company to, afford Buyer full and free access, at all reasonable times during normal business hours, to the personnel, premises, properties, Applicable Contracts, books and records, and other documents and data of the Division and the Company as Buyer may reasonably request. The foregoing shall not require Seller or the Company to permit any inspection, or to disclose any information, that in their reasonable judgment is reasonably likely to result in the disclosure of any trade secrets of third parties or violate any of their obligations with respect to confidentiality if Seller or the Company, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.2(a) shall be directed to an executive officer of Seller.

          (b) Following the Closing, Buyer shall, and shall cause the Company and any of Buyer's other Affiliates to (i) afford Seller full and free access, upon reasonable notice, during normal business hours, to the personnel, premises, properties, Applicable Contracts, books and records, and other documents and data of the Division and the Company as Seller shall reasonably request, (ii) furnish Seller with copies of all such Applicable Contracts, books and records, and other existing documents and data as Seller may reasonably request and (iii) furnish Seller with such additional financial, operating, and other data and information as Seller may reasonably request in order for Seller to prepare its financial statements, Tax Returns and other documents and reports Seller or any of its Affiliates are required to file with Governmental Entities or reasonably require in connection with any Action against, or tax examination of, Seller or any of its Affiliates. The foregoing shall not require Buyer, the Company or any of Buyer's other Affiliates to permit any inspection, or to disclose any information, that in their reasonable judgment is reasonably likely to result in the disclosure of any trade secrets of third parties or violate any of their obligations with respect to confidentiality if Buyer, the Company or Buyer's other Affiliates shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.2(b) shall be directed to an executive officer of Buyer.

          (c) Seller hereby covenants and agrees that from and after the Closing Date it will use its reasonable best efforts to ensure that its Representatives, affiliates, successors and assigns (including assignees of any portion of its other businesses) hold in confidence and prevent the disclosure to any person or use by any Person of any information and documents concerning the Business and the Transferred Assets, including but not limited to the information compiled in the data room (other than pursuant to a court order or subpoena or with respect to Tax Returns and other reports or information required by law to be disclosed), except to authorized representatives of Buyer. Seller agrees that it shall not and it shall cause its Representatives, affiliates, successors and assigns not to use any confidential documents or information for any purpose other than the preparation of Seller's financial statements, Tax Returns or other documents or reports required to be filed by Seller with any Governmental Entities or reasonably required in connection with any Action against, or examination of Seller or its Affiliates. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of this paragraph and to enforce specifically the terms and provisions of this paragraph in any court, without having to prove irreparable damages, this being in addition to any other remedy to which it is entitled at law or equity.

     SECTION 5.3 Required Consents and Approvals.
                 -------------------------------

          (a) Each party hereto hereby agrees to cooperate with each other party and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary notices, reports, registrations or other filings and documents and to obtain as promptly as practicable all necessary consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated herein. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Buyer, Seller or the Company that appears in any filing made with, or written materials submitted to, all third parties and Governmental Entities in connection with the transactions contemplated in this Agreement. In exercising the foregoing right, each of Buyer and Seller shall act reasonably and as promptly as practicable. Buyer and Seller agree that they will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, including promptly furnishing the other with copies of notice or other communications received by Buyer, Seller or the Company, from all third parties and Governmental Entities with respect to the transactions contemplated herein.

          (b) Buyer and Seller each agree to promptly prepare and file an HSR Filing with the Federal Trade Commission (the "FTC") and the Antitrust
                                                    ---
     Division of the Department of Justice (the "DOJ"). Each such party hereby
                                                 ---
     covenants to cooperate with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and if requested by the FTC or the DOJ, to promptly amend or furnish additional information thereunder. Nothing in this Agreement shall be construed as an obligation on the part of any of the parties hereto to take any actions with respect to the FTC or the DOJ other than those set forth in this Section 5.3(b).

     SECTION 5.4 Reasonable Best Efforts. Between the date of this Agreement and
                 -----------------------
the Closing Date, each of the parties hereto shall use its respective reasonable best efforts to cause the conditions in Sections 6.1 and 6.2 to be satisfied as soon as practicable (subject to the proviso in Section 2.7(a)).

     SECTION 5.5 Publicity. The initial press release announcing the
                 ---------
transactions contemplated herein shall be released jointly after consultation between the parties hereto and thereafter the parties hereto shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated herein and prior to making any filings with any Governmental Entity or with any national securities exchange or interdealer quotation service with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

     SECTION 5.6 Expenses. Except as otherwise expressly provided herein,
                 --------
whether or not the transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expense. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

     SECTION 5.7 ZDMI Non-Solicitation. Buyer hereby covenants and agrees that
                 ---------------------
for a period of two years following October 1, 1999, Buyer shall not employ any person formerly employed by Seller's ZD Market Intelligence division who became an employee of Harte-Hanks, Inc. in connection with the sale of the ZD Market Intelligence business, and in competition with such business (such business being the development, compilation and distribution of information on installed and planned technology hardware and software purchases and the provision of customized service solutions utilizing such information).

     SECTION 5.8 Employees.
                 ---------

          (a) As of the Closing Date, Buyer shall, or shall cause the Company to, continue to employ all of the employees of the Division and the Company at the Closing Date (each, a "Continuing Employee") for cash compensation
                                   -------------------
     substantially comparable to that currently being provided to them by Seller (it being understood that nothing contained herein shall require Buyer to maintain the employment of any Continuing Employee after the Closing Date). Seller shall use its reasonable best efforts to ensure the orderly transfer of such employees to Buyer. Further, with respect to Continuing Employees:

               (i) Buyer shall cause each of the Division and the Company to continue the Enhanced Severance Benefit Plan set forth in Schedule 5.8(a) of the Disclosure Schedule for a period of at least 60 days after the Closing (but shall have no obligations thereafter). Continuing Employees of the Division and the Company shall be given credit under each employee benefit plan, program, policy or arrangement of Buyer or any of its Affiliates in which the employees are eligible to participate for all service with the Division, the Company or any predecessor employer (to the extent such credit was given by the Division or the Company) for purposes of eligibility, vesting, benefit accrual (excluding, however, benefits accrued under any defined benefit or defined contribution pension plan), severance and vacation entitlement.

               (ii) Buyer shall take all such action as is necessary or appropriate in order to ensure that Continuing Employees of the Division and the Company and their spouses and dependent children covered by the group health plans sponsored by Seller (the "Seller
                                                                      ------
          Health Plans") as of the Closing Date become eligible for coverage
          ------------
          under a group health plan maintained by Buyer or its Affiliates effective immediately after the Closing. Buyer shall cause the group health plan maintained by it or its Affiliates to (i) waive any waiting periods, evidence of insurability requirements or preexisting condition limitations and (ii) honor any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries under the Seller Health Plans during the portion of 1999 preceding the Closing.

               (iii) Buyer shall take all such action as is necessary or appropriate in order to assure that Continuing Employees of the Division and the Company covered by the group term life insurance plan sponsored by Seller (the "Seller Life Plan") as of the Closing Date
                                    ----------------
           become eligible for coverage under a group term life insurance plan maintained by Buyer or its Affiliates effective immediately after the
          Closing.

          (b) The account balances under the ZD Plan of all current and former employees of the Division and the Company, (i) if not forfeited under the terms of the ZD Plan prior to the Closing Date, shall become 100% vested and non-forfeitable upon the Closing Date, and (ii) shall be transferred to Buyer's tax-qualified defined contribution plan ("Buyer's Plan") in a
                                                       ------------
     so-called "trust-to-trust" transfer satisfying the applicable requirements of Section 414(l) of the Code. Seller shall make a discretionary contribution consistent with past practice under the ZD Plan to the accounts of all eligible employees of the Division and under the Registered Retirement Service Plan to the accounts of all eligible employees of the Company for all of 1999. An amount equal to 8% of the eligible earnings earned in the year 2000 prior to the Closing Date of all Continuing Employees who would be eligible for a discretionary contribution in the year 2000 shall be accrued as a liability on the Closing Statement, provided that Buyer shall use such amount to make a discretionary
     -------------
     contribution to Buyer's own retirement plan for the benefit of such Continuing Employees.

          (c) Employees of the Division and the Company who, immediately prior to the Closing Date, are on disability leave, authorized leave of absence or military service shall become employees of Buyer or its Affiliates as of the Closing Date and such employees as of the date hereof are listed on
     Schedule 5.8(c)(i) of the Disclosure Schedule. Continuing Employees who are on long-term disability as of the Closing Date shall continue disability coverage under Seller's disability plan until such time as they are no longer disabled and such employees as of the date hereof are listed on
     Schedule 5.8(c)(ii) of the Disclosure

     Schedule. Continuing Employees who are on short-term disability as of the Closing Date shall be covered under a short-term disability plan maintained by Buyer or its Affiliates effective immediately after the Closing Date, and shall be transferred to a long-term disability plan maintained by Buyer or its Affiliates upon becoming permanently disabled or otherwise entitled to long-term disability benefits under such plan. Such employees as of the date hereof are listed on Schedule 5.8(c)(i) of the Disclosure Schedule.

          (d) Buyer shall pay to employees of the Division and the Company the retention and special bonuses set forth in Schedule 5.8(d) of the Disclosure Schedule in accordance with such Schedule to the extent such employees become entitled thereto.

     SECTION 5.9 Intercompany Liabilities and Debt. Seller shall take all
                 ---------------------------------
actions necessary so that at the Closing (a) neither the Company nor the Division shall have (except as set forth in this Agreement) any (i) Liability (other than with respect to trade receivables arising in the ordinary course of business consistent with past practice) to Seller or any Affiliate of Seller (other than to the Division or the Company), including all borrowings by Seller or the Company from Seller or any Affiliate of Seller or any obligation to pay a dividend to Seller or any Affiliate of Seller or (ii) indebtedness for borrowed money and (b) neither Seller nor any Affiliate of Seller (other than the Company or the Division) shall have any liability to the Company or the Division.

     SECTION 5.10 Intercompany Programs.
                  ---------------------

          (a) Prior to the date hereof, Seller has proposed or agreed upon transactions (each of which is set forth on Schedule 5.10 of the Disclosure Schedule and a copy of which has been provided to Buyer) with third parties whereby Seller has offered to them products of the Division and the Company bundled with other products of Seller and/or its Affiliates. Buyer shall cause the Division and the Company to provide such products to such third parties in substantially the same manner as such services were provided immediately prior to the Closing. Seller shall allocate to Buyer the revenue and costs arising from such transactions in the same manner as such revenue and costs were allocated immediately prior to the Closing. Within 30 days of receipt of payments in connection with such transactions, Seller shall deliver to Buyer its allocated revenue, less costs, arising from such transactions.

          (b) Prior to the date hereof, Seller and its Affiliates, on the one hand, and the Division and the Company, on the other hand, have provided the other party with certain cross-marketing services in connection with their respective products. Commencing on the Closing Date and continuing for a period of six months following the Closing Date, Seller and its Affiliates shall provide such cross-marketing services to Buyer and Buyer shall cause the Division and the Company to provide such cross-marketing services to Seller and its Affiliates in substantially the same manner as such services were provided by such parties prior to the Closing.

          (c) Prior to the date hereof, the Division, as licensor, entered into a license agreement with SmartPlanet, Inc., a copy of which is attached hereto as Schedule 5.10(c)(i) of the Disclosure Schedule. Prior to the Closing, the Division, as licensee, also entered into a license agreement with ZDNet, a copy of which is attached hereto as Schedule 5.10(c)(ii) of the Disclosure Schedule. Notwithstanding the terms and conditions of this Agreement, these agreements shall remain in full force and effect following the Closing.

        SECTION 5.11 Retention of Records.
                     --------------------

          (a) Buyer shall retain, and cause the Company to retain, all books and records relating to the conduct of the Business prior to the Closing Date for a period of at least six years from the date hereof. After the end of such six-year period, any such document or record may be disposed of by Buyer or the Company only if Buyer or the Company first offers to surrender possession thereof to Seller at Seller's expense and Seller declines such offer. Seller shall have the right during business hours, upon reasonable notice to Buyer, to inspect and make copies of any such records for any reasonable purpose.

          (b) Seller may retain (i) all internal correspondence and memoranda, valuations, investment banking presentations and bids received from others in connection with the Asset Purchase and the Stock Purchase and (ii) a copy of all consolidating and consolidated financial information and all other accounting records prepared or used in connection with the preparation of the Financial Statements. Seller shall deliver to Buyer all other books and records relating to the Business and the Company.

        SECTION 5.12 Seller's Trademarks.
                     -------------------

          (a) Except as set forth in Section 5.10(c) above, (i) effective as of the Closing Date, any license agreement pursuant to which Seller or any Affiliate of Seller has granted to the Division or the Company the right to use trademarks, trade names, service marks, domain names or logos that include the words "Ziff-Davis," "Ziff," "ZD" or "Softbank" shall be cancelled, and (ii) as promptly as is practicable after the Closing, Buyer shall and agrees to cause the Company to eliminate the words "Ziff-Davis," "Ziff," "ZD" and "Softbank" and every word or expression derived therefrom from the names under which the Division and the Company do business. Within 90 days after the Closing, Buyer shall, and shall cause the Company to, remove any such trademarks, trade names, service marks, domain names and logos from its respective properties, stationery and literature, and thereafter neither Buyer nor the Company shall use any such trademarks, trade names, service marks, domain names or logos.

          (b) Seller hereby grants to Buyer a nontransferable, royalty-free license and right for a period of 90 days immediately after the Closing to use, reproduce and distribute (i) the "ZD" trademark (the "ZD Mark") as
                                                                -------
     part of the composite "ZD Education" and "ZD Journals" trademarks and (ii) the "Ziff-Davis" trademark (the "Ziff-Davis Mark," collectively with the ZD
                                      ---------------
     Mark, the "Marks"), as part of the composite "Ziff-Davis Education Center"
                -----
     trademark, solely in connection with the Business and for transition purposes only. Such use shall be in accordance with the trademark guidelines set forth in Exhibit C. In the event that Seller reasonably
                             ---------
     modifies or changes the guidelines and Seller notifies Buyer of such modification or change, Buyer shall promptly modify its use of the Marks.

          (c) All rights and goodwill arising from the use of the Marks and/or any similar names or marks (including logos) shall inure solely to Seller's benefit. Buyer agrees that neither Buyer, nor any of its Affiliates, shall use, directly or indirectly, either the ZD Mark or the Ziff-Davis Mark, or any marks similar thereto, as part of Buyer's or any of its Affiliates' own trade names, or in any other way that suggests that there is any relation or affiliation between Seller and Buyer or any of its Affiliates other than that created by this Agreement, or as a trademark, service mark or trade name for any other business, product or service. Buyer shall have no interest in the Marks except as expressly provided in this Agreement and shall not claim any other rights therein. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Buyer any right, title, or interest in or to the Marks other than as specified in the limited license grant in this Agreement. All rights not expressly granted in this Agreement or herein are reserved to Seller. Buyer's right to use the Marks shall automatically cease upon the earlier of (i) the end of the 90-day period immediately after the Closing or (ii) Buyer's failure to cure any material breach with respect to its use of the Marks within 120 days of receipt of written notice from Seller.

          (d) Buyer agrees to assign to Seller and does hereby assign to Seller all rights it may acquire, if any, by operation of law or otherwise in the Marks, including all applications or registrations therefore, along with the goodwill associated therewith. Buyer shall assist Seller in protecting and maintaining Seller's rights in the Marks in connection with Buyer's licensed use hereunder, including preparation and execution of documents necessary or appropriate to register the Marks and/or record this Agreement. As between the parties, Seller shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the Marks.

          (e) Buyer agrees to maintain the quality of all aspects of the Business (e.g., products and services, advertising) at a level that meets or exceeds those standards maintained by Seller immediately prior to the execution of this Agreement. Buyer shall fully correct and remedy any deficiencies in its use of the Marks or the quality of the products and services associated with the Business, and the advertising and promotion thereof, and all other aspects of the Business, upon notice from Seller.

          (f) Neither Buyer nor any of its Affiliates shall, directly or indirectly, contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Seller's rights or goodwill in the Marks (including attempting to register the Marks or a mark incorporating either the ZD Mark or the Ziff-Davis Mark or any mark confusingly similar thereto). Buyer's rights under this Agreement are personal and may not be sublicensed, assigned or otherwise transferred except to a purchaser of all or substantially all of the Business.

          (g) Notwithstanding the foregoing, Buyer and its Affiliates may continue to use all courseware which incorporates the ZD Mark or the Ziff-Davis Mark or any similar mark existing in inventory as of the Closing until such inventory is exhausted.

            SECTION 5.13 Tax Matters.
                          -----------

          (a) Transfer Taxes. All excise, sales, use, transfer, documentary,
               -------------
     filing, recordation and other similar Taxes and fees that may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"), shall be borne 50% by Buyer and 50% by Seller. Buyer
       --------------
     and Seller shall cooperate in the timely preparation and filing of any Tax Returns that must be filed in connection with any Transfer Taxes. Buyer shall promptly and timely pay all Transfer Taxes and Seller shall reimburse Buyer for its share of such Transfer Taxes within 5 days of the filing of such Tax Returns by Buyer in immediately available funds in United States dollars. Any such Taxes or fees resulting from any subsequent transfer of the Transferred Assets or Assumed Liabilities or any transfer of property on or subsequent to the Closing shall be borne entirely by Buyer, and Buyer shall indemnify Seller for any liabilities arising in connection therewith.

          (b) Determination and Allocation of Consideration. The parties to this
              ---------------------------------------------
     Agreement agree to determine the amount of and allocate the total consideration transferred by Buyer to Seller pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the assets and liabilities transferred and in accordance with Section 1060 of the Code. Buyer shall provide Seller with one or more schedules allocating the Consideration, and such schedule(s) shall be binding upon the parties, unless Seller notifies Buyer of its disagreement with such schedule(s) within 10 days. If Seller reasonably disagrees with any items reflected on the schedules so provided, Seller shall have the right within 30 business days of its receipt of such schedules to notify Buyer of such disagreement and its reasons for so disagreeing, in which case Seller and Buyer shall attempt in good faith to resolve the disagreement. If Seller and Buyer cannot resolve the disagreement, the disagreement shall be referred to the Accounting Expert, whose decision shall be final and binding and whose expenses shall be borne by the party that the Accounting Expert determines has lost the dispute. Seller and Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. To the extent that the Consideration is adjusted after the Closing Date, the parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to this subsection shall be binding on Seller and Buyer for all Tax reporting purposes.

          (c) Employee Withholding and Reporting Matters. With respect to those
              ------------------------------------------
     employees who are employed by Buyer within the same calendar year as the Closing, Buyer shall, in accordance with and to the extent permitted pursuant to Revenue Procedure 84-77, 1984-2 C.B. 753, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statement, Form W-3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate, and Form W-5, Earned Income Credit Advance Payment Certificate. Seller and Buyer agree to comply with the procedures described in Section 5 of Revenue Procedure 84-77.

     SECTION 5.14 Further Assurances. At any time and from time to time after
                  ------------------
the Closing Date, the parties hereto agree to (a) furnish upon request to each other such further assurances, information, documents and instruments of transfer or assignment, (b) promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment and (c) do all such further acts and things, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein. In the event Seller is the obligor on a performance bond, letter of credit or similar instrument for the benefit of the Business, Buyer shall cause Seller to be released from such obligations and shall take such actions as are necessary to reimburse Seller for any payments Seller makes in respect of such obligations.

     SECTION 5.1.5 Non-Assignable Agreements. Buyer acknowledges that certain
                   -------------------------
agreements between Seller and third parties require that such third parties consent to the assignment of such agreements. Seller shall use reasonable best efforts to obtain all consents and approvals listed in Schedule 5.15 in form and substance reasonably satisfactory to Buyer. Without in any way limiting the foregoing, Buyer shall reasonably cooperate with and provide assistance to Seller in obtaining all such consents and approvals. If any consent for any agreement is not obtained, such agreement shall not be assigned, but Seller shall, to the extent possible without incurring any liability to any third party, keep the agreement in effect and give Buyer the benefit of the agreement to the same extent as if it had been assigned including, without limitation, (a) cooperating with Buyer in holding any rights under agreements for which no consent to assign rights to Buyer is obtained ("Non-Assignable Rights") in trust
                                                ---------------------
for Buyer or acting as an agent for Buyer; (b) enforcing any rights of Seller arising from such Non-Assignable Rights against the issuers thereof or the other party or parties thereto; (c) taking all such actions and doing, or causing to be done, all such things at the request of Buyer as shall be reasonably necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Buyer and (d) paying over to Buyer all monies or other assets collected by or paid to Seller in respect of such Non-Assignable Rights. Buyer shall perform the obligations under the agreement relating to the benefit obtained by Buyer. Nothing in this Agreement shall be construed as an attempt to assign any agreement or other instrument that is by its terms non-assignable without the consent of the other party.

     SECTION 5.16 Insurance. The parties acknowledge the possibility that losses
                  ---------
Buyer may suffer after the Closing as a result of events or occurrences affecting the Division or the Company before the Closing may be covered by insurance policies of Seller or its Affiliates. The parties further acknowledge the possibility that they may be able to put in place arrangements that would make available to Buyer the benefit of such coverage with respect to such losses without prejudicing Seller's other rights under such policies. The parties agree to cooperate fully with each other and use their reasonable best efforts to put such arrangements in place to the extent practicable including, without limitation, by (i) seeking the consent of the insurer under such policies to permit Buyer or the Company to make claims directly against the insurer or (ii) making claims on the insurer under such policy and remitting any proceeds to Buyer or the Company; provided that, if Buyer receives any benefit as a result
                      -------------
of any such arrangement in respect of any loss as to which it has already been compensated through an adjustment in the Purchase Price as contemplated by
Section 2.8, Buyer and Seller will agree on appropriate measures to avoid any windfall to Buyer. Buyer agrees to reimburse Seller for all of Seller's reasonable expenses incurred in connection with obtaining for Buyer the benefit of such insurance coverage with respect to such losses.

                                   ARTICLE VI
                                   ----------

                              CONDITIONS TO CLOSING

     SECTION 6.1 Conditions to Obligations of Buyer. The obligation of Buyer to
                 ----------------------------------
consummate the Asset Purchase and the Stock Purchase and to take the other actions to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer subject to the provisions of Section 9.8):

          (a) Representations and Warranties, Covenants, Consents and Material
              ----------------------------------------------------------------
     Adverse Changes. (i) The representations and warranties of Seller set forth
     ---------------
     in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except that any such representations and warranties that are expressly made as of an earlier date need only be true in all respects as of such earlier date and except that any qualifications, limitations or exceptions in any such representation or warranty as to materiality or material adverse effect shall be of no force or effect), (ii) Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, (iii) Seller shall have obtained all consents listed in Schedules 3.4 and 3.5(c) of the Disclosure Schedule and (iv) there shall not have occurred any material adverse change in the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of the Division and the Company taken as a whole, except, in the case of clauses (i), (ii), (iii) and (iv) above, for such matters as do not, individually or in the aggregate, result in a diminution in excess of $8.6 million in the value of the Company and the Division taken as a whole (excluding for purposes of this calculation any portion of such diminution that results in a corresponding reduction in the net assets on the Closing Statement as compared to the net assets that would have appeared on the Closing Statement in the absence of such matters), and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Seller by one of its senior executive officers to that effect.

          (b) Certain Consents. Seller shall have obtained all consents listed
              ----------------
     in Schedule 6.1(b) of the Disclosure Schedule.

          (c) HSR Act; Governmental Approvals. The waiting period applicable to
              -------------------------------
     the Asset Purchase and the Stock Purchase under the HSR Act shall have expired or been terminated and all the notices, reports, registrations and other filings with, and all consents, approvals and authorizations from, Governmental Entities listed in Schedule 3.4 of the Disclosure Schedule (collectively, "Governmental Filings and Approvals") shall have been made
                     ----------------------------------
     or obtained, as the case may be, except for any such Governmental Filings and Approvals the failure of which to make or obtain are not, individually or in the aggregate, material.

          (d) Litigation. No Governmental Entity of competent jurisdiction shall
              ----------
     have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the sale of the Transferred Assets or the Shares or the other transactions contemplated by this Agreement (each, a "Governmental Order"),
                                                           ------------------
     and no Governmental Entity or any other Person shall have instituted any Action or threatened in writing to institute any Action seeking any Governmental Order.

          (e) Receipt of Shares. Buyer shall have received from Seller a
              -----------------
     certificate or certificates evidencing all of the then issued and outstanding Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with any requisite stock transfer tax stamps properly affixed thereto.

          (f) Opinion of Counsel. Buyer shall have received an opinion, dated as
              ------------------
     of the Closing Date, of counsel of or to Seller in a form reasonably acceptable to Buyer and Seller and covering customary matters for a transaction of this sort. At the request of Buyer, such opinion shall be confirmed to any lenders providing financing for the transactions contemplated hereby.

          (g) Bill of Sale and Assignment. Seller shall have executed and
              ---------------------------
     delivered the Bill of Sale and Assignment.

          (h) Ancillary Documents. Buyer shall have received from Seller such
              -------------------
     instruments of transfer, assignment and conveyance as are necessary to vest in Buyer the right, title and interest of Seller in accordance with this Agreement in and to the Transferred Assets and the Shares in a form reasonably satisfactory to Buyer.

          (i) Financing. Buyer shall have received the financing contemplated by
              ---------
     Section 4.6 on generally the terms set forth in the commitment letter and term sheet attached hereto as Exhibit D.
                                   ---------

     SECTION 6.2 Conditions to Obligations of Seller. The obligation of Seller
                 -----------------------------------
to consummate the Asset Purchase and the Stock Purchase and to take the other actions to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller):

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     of Buyer set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except that any such representations and warranties that are expressly made as of an earlier date need only be true in all material respects as of such earlier date) and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by one of its senior executive officers to such effect.

          (b) Covenants. Buyer shall have performed in all material respects all
              ---------
     obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by one of its senior executive officers to such effect.

          (c) HSR Act; Governmental Approvals. The waiting period applicable to
              -------------------------------
     the Asset Purchase and the Stock Purchase under the HSR Act shall have expired or been terminated and all the Governmental Filings and Approvals shall have been made or obtained, as the case may be, except for any such Governmental Filings and Approvals the failure of which to make or obtain are not, individually or in the aggregate, material.

          (d) Litigation. No Governmental Entity of competent jurisdiction shall
              ----------
     have enacted, issued, promulgated, enforced or entered any Governmental Order, and no Governmental Entity or any other Person shall have instituted any Action or threatened in writing to institute any Action seeking any Governmental Order.

          (e) Receipt of Purchase Price. Seller shall have received from Buyer
              -------------------------
     the payments required to be made pursuant to Section 2.6 hereof.

          (f) Opinion of Counsel. Seller shall have received an opinion, dated
              ------------------
     as of the Closing Date, of counsel to Buyer in a form reasonably acceptable to Buyer and Seller and covering customary matters for a transaction of this sort.

          (g) Assumption Agreement. Buyer and its Affiliates, as appropriate,
              --------------------
     shall have executed and delivered the Assumption Agreement.

                                  ARTICLE VII
                                  -----------

                                  TERMINATION

     SECTION 7.1 Termination. Notwithstanding anything in this Agreement to the
                 -----------
contrary, this Agreement and the transactions contemplated herein may, by written notice given at any time prior to the Closing, be terminated:

          (a) by either Buyer or Seller, upon their mutual written consent;

          (b) by either Buyer or Seller, without liability to the terminating party on account of such termination if the Closing has not occurred by March 1, 2000; provided, however, that a party may not effect a termination
                    --------  -------
     pursuant to this Section 7.1(b) if it has breached this Agreement and such breach has proximately contributed to the failure to close;

          (c) by either Buyer or Seller, if the other party has breached any of its representations, warranties or covenants contained in this Agreement in any material respect and, if curable, such breach has not been cured within 10 days after the terminating party shall have given the other party notice of such breach; provided, however, that termination pursuant to this
                     --------  -------
     Section 7.1(c) shall not relieve the breaching party of liability for such breach or otherwise;

          (d) by either Buyer or Seller, if any Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Governmental Order and such Governmental Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this
     --------
     Section 7.1(d) shall not be available to any party that has failed to comply with its obligations hereunder in any manner that shall have proximately contributed to the occurrence of such Governmental Order;

          (e) by Buyer, if any of the conditions set forth in Section 6.1 become incapable of being satisfied (other than through the failure of Buyer to fully comply with its obligations hereunder) by March 1, 2000; or

          (f) by Seller, if any of the conditions set forth in Section 6.2 become incapable of being satisfied (other than through the failure of Seller to fully comply with its obligations hereunder) by March 1, 2000.

     SECTION 7.2 Effect of Termination. In the event of termination of this
                 ---------------------
Agreement pursuant to Section 7.1, this Agreement (other than Section 5.6 (Expenses), Section 9.5 (Governing Law) and Section 9.6 (Consent to Jurisdiction; Waiver of Jury Trial) and the Confidentiality Agreement between Buyer and Seller's agent, dated September 28, 1999 (the "Confidentiality
                                                         ---------------
Agreement"), which shall remain in full force and effect) shall forthwith become
---------
null and void and no party hereto (or any of its respective Affiliates, Representatives or stockholders) shall have any liability or further obligation to any other party hereto, except as provided in this Section 7.2; provided,
                                                                   --------
however, that if this Agreement is terminated by a party because of a breach of
-------
this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to fully comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired. For purposes of this Agreement, the "Representatives" of a Person include such Person's
----------------
affiliates, members, partners, directors, officers, employees, agents, consultants, legal counsel, accountants, financing sources and financial advisors.

                                  ARTICLE VIII
                                  ------------

                            INDEMNIFICATION; REMEDIES


       SECTION 8.1 Survival. None of the representations, warranties or
                   --------
covenants (other than covenants to be performed after the Closing, which will survive indefinitely) of the parties contained in this Agreement shall survive the Closing and no claims for breach or otherwise in respect thereof may be made or continued after the Closing by any party.

       SECTION 8.2 Indemnification.
                   ---------------

       (a) Buyer shall indemnify and hold harmless Seller and (without duplication) its successors, assigns, stockholders, Affiliates and Representatives from and against any and all damages, losses, liabilities, judgments and expenses (including costs of investigation and defense and reasonable attorneys' and accountants' fees) of any kind or nature whatsoever (collectively, "Damages") incurred or sustained by them arising out of or
                -------
resulting from any Assumed Liabilities. Seller shall cooperate with and assist Buyer (at Buyer's expense) in the event that Buyer must defend against any claims for Damages arising our of or resulting from any Assumed Liabilities.

     (b) Seller shall indemnify and hold harmless Buyer and (without duplication) its successors, assigns, stockholders, Affiliates and Representatives from and against any and all Damages incurred or sustained by them arising out of or resulting from the Excluded Liabilities. Buyer shall cooperate with and assist Seller (at Seller's expense) in the event that Seller must defend against any claims for Damages arising out of or resulting from any Excluded Liabilities.

SECTION 8.3       Tax Indemnifications by Seller.
                  ------------------------------

     (a) Seller shall be liable for, and indemnify Buyer for, (i) all Taxes (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company and Taxes resulting from the Company ceasing to be a member of Seller Group) imposed on Seller Group (other than the Company) for any taxable year and (ii) Pre-Closing Taxes. Seller shall be entitled to any refund of Taxes of the Company received for such periods. The term "Seller Group" shall mean Seller and any "affiliated group" (as defined in
      ------------
Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b)
of the Code) that includes Seller or any predecessor of or successor to Seller (or another such predecessor or successor).

     (b) For purposes of this Agreement, "Tax" means any foreign, federal, state
                                          ---
or local income, gross receipts, license, severance, occupation, capital gains, premium, environmental (including taxes under Section 59A of the Code), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, production, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever relating to the Business, including any interest, penalties, additions, assessments or deferred liability with respect thereto, and any interest in respect of such penalties, additions, assessments or deferred liability, whether disputed or not.

     (c) For purposes of this Agreement, "Pre-Closing Taxes" shall mean all
                                          -----------------
liabilities for Taxes imposed on, or with respect to, the Company, the Business or Transferred Assets with respect to any period (and whether imposed on Seller, the Company or any of their Affiliates, Buyer or any third party that acquires any of the foregoing) other than (i) Taxes imposed on the Company or for which the Company may otherwise be liable for any taxable year or period that begins and ends after the Closing Date, and with respect to any taxable period which begins before and ends after the Closing Date, the portion of such taxable year beginning on and including the day following the Closing Date and (ii) Taxes that arise out of or are attributable to the Business for any taxable year or period that begins and ends after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning on and including the day following the Closing Date. It is hereby agreed and understood that the foregoing obligations shall include, but not be limited to, defending Buyer or the Company (at Seller's sole cost and expense), or reimbursing Buyer's reasonable fees and expenses to the extent that Buyer elects to defend, before any foreign or domestic taxing authority.

     (d) For purposes of Section 8.3(a), whenever it is necessary to determine the liability for Taxes of the Company or Taxes attributable to or arising out of the Business for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company or the Business had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis and are not affected by the purchases contemplated by this Agreement, such as the deduction for real property taxes, shall be apportioned on a time basis.

     (e) Seller shall pay Buyer the Taxes for which Seller is liable pursuant to
Section 8.3(a) but which are payable with Tax Returns to be filed by Buyer pursuant to Section 8.4(c) within 10 days prior to the due date for the filing of such Tax Returns.

     (f) Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and shall remit any Taxes due in respect of such Tax Returns.

     (g) Seller and Buyer shall each be liable for 50% of the transfer Taxes arising from the sale of the Shares.

     (h) Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller or any member of Seller Group and the Company shall be terminated as to the Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder.

     (i) Seller and Buyer shall jointly determine the character of any payment of Taxes made pursuant to this Section 8.3 and subsequent Tax filings shall reflect such characterization.

     (j) After the Closing Date, Seller shall:

              (i) assist, and cause its respective Affiliates to assist, Buyer in preparing any Tax Returns or reports which Buyer is responsible for preparing and filing in accordance with Section 8.4(c);

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

              (iii) make available to Buyer and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

              (iv) provide timely notice to Buyer in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which Buyer may have a liability under Section 8.4(a);

              (v) furnish Buyer with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period;

              (vi) be responsible for all costs and expenses of Buyer, the Company and Seller in connection with any investigations, audits or disputes with any taxing authorities relating to Pre-Closing Taxes; and

              (vii) not settle or compromise any material dispute with any taxing authority relating to Pre-Closing Taxes without the written consent of Buyer, which consent shall not be unreasonably withheld.

     (k) The obligations of Seller set forth in this Section 8.3 shall remain in effect until the expiration of the relevant statutes of limitations.

     SECTION 8.4 Tax Indemnifications by Buyer.
                 -----------------------------

     (a) Buyer shall be liable for and indemnify Seller for the Taxes of the Company for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date.

     (b) For purposes of Section 8.4(a), whenever it is necessary to determine the liability for Taxes of the Company or Taxes attributable to or arising out of the Business for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company or attributable to or arising out of the Business for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company or the Business had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis and are not affected by the purchases contemplated by this Agreement, such as the deduction for real property taxes, shall be apportioned on a timely basis.

     (c) Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns.

     (d) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its Affiliates or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise Tax audits or assessments which may materially affect the tax liabilities of the Company for which Seller would be required to indemnify Buyer pursuant to Section 8.3(a). Seller shall have the sole right to represent the Company' interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense (it being understood that Buyer may represent the Company's interest at Seller's expense if Seller shall not have assumed such representation). Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 8.3(a) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such Tax claim. Neither Buyer nor the Company may agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 8.3(a) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

     (e) With respect to the taxable year of Seller ending 1999 and the period prior to the Closing Date, Buyer shall promptly cause the Company to prepare and provide to Seller a package of tax information materials (the "Tax Package"),
                                                               -----------
which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measures of income of the Company. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Seller within 120 days after the Closing Date.

     (f) Seller and Buyer shall jointly determine the character of any payment of Taxes made pursuant to this Section 8.4 and subsequent Tax filings shall reflect such characterization.

     (g) After the Closing Date, Buyer shall:

              (i) assist, and cause its respective Affiliates to assist, Seller in preparing any Tax Returns or reports which Seller is responsible for preparing and filing in accordance with Section 8.3(d);

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

              (iii) make available to Seller and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

              (iv) provide timely notice to Seller in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which Seller may have a liability under Section 8.3(a);

              (v) provide to Seller at least 30 days before due any Tax Returns or reports which Buyer is responsible for preparing and filing in accordance with Section 8.4(c); and

              (vi) furnish Seller with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

     (h) The obligations of Buyer set forth in this Section 8.4 shall remain in effect until the expiration of the relevant statutes of limitations.

     SECTION 1.0 No Affiliate Liability. Each of the following is herein
                 ----------------------
referred to as a "Buyer Affiliate": (a) any direct or indirect holder of any
                  ---------------
equity interests or securities in Buyer (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Buyer, or (c) any director, officer, employee, representative or agent of (i) Buyer, (ii) any Affiliate of Buyer or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Buyer Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby and Seller hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Buyer) shall be liable for or in respect of such matters.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS

     SECTION 9.1 Assignments; No Third Party Rights.
                 ----------------------------------

     (a) Buyer may not assign any of its rights or obligations under this Agreement without the prior written consent of Seller (which may not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void. The preceding sentence notwithstanding, Buyer may assign this Agreement or all or any part of its rights and obligations under this Agreement, following written notice to Seller, to a wholly owned Subsidiary of Buyer or a Person or entity which controls Buyer within the meaning of the Securities Act or to any Person or entity required by Buyer's financing sources in order to secure Buyer's obligations to such financing sources; provided,
                                                                  --------
however, that no  such assignment shall relieve Buyer of its
-------
obligations under this Agreement. "Subsidiary" means, with respect to any
                                   ----------
Person, any corporation or other entity of which such Person has, directly or indirectly, (i) ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such corporation or other entity, or (ii) the power to direct the business and policies of that corporation or other entity.

              (b) Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer (which may not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void. The preceding sentence notwithstanding, Seller may assign this Agreement or all or any part of its rights and obligations under this Agreement, following written notice to Buyer, to a wholly owned Subsidiary of Seller; provided, however, that no such
                                          -------- -------
       assignment shall relieve Seller of its obligations under this Agreement.

              (c) Except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

              SECTION 9.2 Entire Agreement. This Agreement, including the
                          ----------------
Exhibits hereto, the Disclosure Schedule, the Buyer's Disclosure Schedule and the other agreements and written understandings referred to herein or otherwise entered into by the parties hereto on the date hereof, and the Confidentiality Agreement constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto. There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

              SECTION 9.3 Amendment or Modification. This Agreement may be
                          -------------------------
amended or modified only by written instrument signed by all of the parties hereto.

              SECTION 9.4 Notices. All notices, requests, instructions, claims,
                          -------
demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

              (a) If to Buyer:

                        WP Education Holdings LLC
                        c/o WP Management Partners, L.L.C.
                        320 Park Avenue
                        14th Floor
                        New York, New York  10022
                        Telephone:     (212) 702-5683
                        Facsimile:     (212) 702-5635
                        Attention:     Bruce R. Barnes

                    (b) With a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York  10022
                        Telephone:     (212) 735-3000
                        Facsimile:     (212) 735-2000
                        Attention:     Howard L. Ellin, Esq.

                    (c) If to Seller:

                        ZD Inc.
                        28 East 28th Street
                        New York, NY 10016
                        Telephone:      (212) 503-3500
                        Facsimile:      (212) 503-3581
                        Attention:      J. Malcolm Morris

                     With a copy to:

                        Sullivan & Cromwell
                        125 Broad Street
                        New York, NY 10004
                        Telephone:      (212) 558-4000
                        Facsimile:      (212) 558-3588
                        Attention:      Alan J. Sinsheimer

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 9.5 Governing Law. This agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and without regard to the conflict of law principles thereof.

     SECTION 9.6 Consent to Jurisdiction; Waiver of Jury Trial.
                 ---------------------------------------------

     (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York, County of New York and the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this agreement and of the documents referred to in this agreement, and in respect of the transactions contemplated herein, and hereby waive, and agree not to assert, as a defense in any action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 hereof or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) Each party hereto hereby acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated in this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.6.

     SECTION 9.7 Severability. In case any one or more of the provisions
                 -----------
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

     SECTION 9.8 Waiver of Conditions.
                 --------------------

     (a) To the extent permitted by applicable Law: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     (b) The rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

     SECTION 9.9 Actions of the Company. Whenever this Agreement requires the
                 ----------------------
Company to take any action, such requirement shall be deemed to involve, with respect to actions to be taken at or prior to the Closing, an undertaking on the part of Seller to cause the Company to take such action and, with respect to actions to be taken after the Closing, an undertaking on the part of Buyer to cause the Company to take such action.

     SECTION 9.10 Descriptive Headings; Construction. The descriptive headings
                  ----------------------------------
herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms and shall be deemed to be followed by the phrase "without limitation."

     SECTION 9.11 Counterparts. For the convenience of the parties hereto, this
                  ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 9.12 Knowledge. When references are made in this Agreement to
                  ---------
information being "to the knowledge of Seller" or similar language, such knowledge shall refer to the knowledge of the officers of Seller and the Company set forth in Schedule 9.12 of the Disclosure Schedule. Such individuals shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually or otherwise should have been aware of such fact or other matter.

     SECTION 9.13 Materiality. Whenever the terms "material," "materially," "in
                  -----------
all material respects" or similar materiality qualifiers are used in this Agreement with respect to Seller or the Division or any of them, they shall be deemed to refer only to matters, circumstances or events that are material to the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of the Division and the Company taken as a whole.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized as of the date first above written.

                              ZD INC.


                              By    /s/ DARYL R. OTTE
                                 --------------------------------
                                 Name: Daryl R. Otte
                                 Title:  Senior Vice President of Development
                                          and Planning


                             WP EDUCATION HOLDINGS LLC


                              By    /s/ BRUCE BARNES
                                 --------------------------------
                                 Name: Bruce Barnes
                                 Title: President